UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2023
Date of Report (date of earliest event reported)
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First Watch Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40866 (Commission File Number)	82-4271369 (I.R.S. Employer Identification Number)
8725 Pendery Place, Suite 201, Bradenton, FL 34201
(Address of principal executive offices and zip code)
(941) 907-9800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	FWRG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 4, 2023, Michael White, who has been a director of First Watch Restaurant Group, Inc. (the “Company”) since April 2019, informed the Company of his intent to resign from the Company’s Board of Directors (the “Board”) effective immediately. There are no disagreements between Mr. White and the Company, the Company’s management or the Board on any matters relating to the Company’s operations, policies or practices. The Company and the Board thank Mr. White for his valuable insights, perspective and commitment during his service on the Company’s Board.
On April 4, 2023, the Board appointed David Paresky as a Class II director to fill the vacancy on the Board resulting from the resignation of Mr. White, with such appointment effective on April 5, 2023. Mr. Paresky is not expected to receive compensation for service as a member of the Board due to his role with Advent International Corporation (“Advent”), as described below. The Board expects to appoint Mr. Paresky to the Nominating and Corporate Governance Committee.
The Board determined that, in its judgment, Mr. Paresky satisfies the requirements for independence set forth under the applicable rules of The Nasdaq Stock Market LLC and the Securities and Exchange Commission (“SEC”) for the purposes of Board service. There were no arrangements or understandings between Mr. Paresky and any other persons pursuant to which Mr. Paresky was elected nor any relationships or related transactions between Mr. Paresky and the Company of the type required to be disclosed under applicable SEC rules.
Mr. Paresky has served as a principal of Advent, the Company’s controlling stockholder, since January 2023. Previously, Mr. Paresky served as vice president of Advent from August 2019 to December 2022, as vice president of Thomas H. Lee Partners, L.P. from August 2018 to July 2019, and as senior associate of Thomas H. Lee Partners, L.P. from August 2017 to July 2018. Mr. Paresky has a B.A. in Economics from Harvard University.
In connection with his appointment to the Board, the Company has entered into an indemnification agreement with Mr. Paresky. The description of the material terms of the Company’s form of director indemnification agreement under the heading “Indemnification of Directors and Officers” in the Company’s Registration Statement on Form S-1 (File No. 333-267384) filed on September 12, 2022 is incorporated herein by reference and the form of such agreement was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-259360) filed on September 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Watch Restaurant Group, Inc. (Registrant)

Date: April 6, 2023	By:	/s/ Jay Wolszczak
	Name:	Jay Wolszczak
	Title:	Chief Legal Officer, General Counsel and Secretary